CONSENT OF CARLOS ITURRALDE, P.ENG.

To:    United States Securities and Exchange Commission

Re:    Expert Consent for Annual Report on Form 40-F

Technical reports entitled:

1.“NI 43-101 Technical Report for the Jacobina Gold Mine, Bahia State, Brazil” dated effective June 30, 2023 relating to the Jacobina property; and
2.“NI 43-101 Technical Report, El Peñón Gold-Silver Mine, Antofagasta Region, Chile” dated effective December 31, 2020 relating to the El Peñón property
(the “Technical Reports”) were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Carlos Iturralde, P.Eng., in whole or in part, and filed with applicable securities regulatory authorities.
The undersigned does hereby consent to the inclusion of the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Reports and other scientific and technical information attributed to the undersigned (the “Technical Information”) by the Corporation in the annual information form of the Corporation, dated March 26, 2024 (the “AIF”) and in the Annual Report on Form 40-F of the Corporation, dated March 26, 2024 (the “40-F”). The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.

The undersigned consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos., 333-180494, 333-180495, 333-206162 and 333-229795) of the references to my name and the above-mentioned information in the AIF and 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports or the Technical Information; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports or the Technical Information.

Dated this 26th day of March, 2024.

/s/ Carlos Iturralde
Carlos Iturralde, P.Eng.